                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant  /X/

Filed by a party other than the registrant / /

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)2))

     /X/    Definitive Proxy Statement

     / /    Definitive Additional Materials

     / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                            FALCONSTOR SOFTWARE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                          Kenneth A. Schlesinger, Esq.
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

            Payment of filing fee (check the appropriate box):

            /X/    No fee required.

            / /    Fee  computed  on table  below  per  Exchange  Act Rules
                   14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

          (3)  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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          / /  Fee paid previously with preliminary materials.

          / /  Check  box if any  part  of the  fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (2)  Form, Schedule or Registration Statement no.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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                            FALCONSTOR SOFTWARE, INC.
                            125 Baylis Rd. Suite 140
                               Melville, NY 11747
                                -----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 15, 2003
                                ----------------

To Our Stockholders:

            We  invite  you  to  attend  our  annual  stockholders'  meeting  on
Thursday,  May 15, 2003 at the Huntington  Hilton,  Route 110 at 598 Broadhollow
Road,  Melville,  New York 11747 at 9:00 a.m. At the  meeting,  you will hear an update  on our  operations,  have a chance  to meet  some of our  directors  and executives, and will act on the following matters:

          1)   To elect two directors to three-year terms;
          2)   To approve an amendment to our 2000 Stock Option Plan to increase the  number  of  shares of Common  Stock  reserved  for  issuance thereunder by 2,000,000 from 10,662,296 to 12,662,296;
          3)   To  ratify  the  appointment  of  KPMG  LLP  as  our  independent accountants for fiscal 2003; and
          4)   Any other matters that properly come before the meeting.

            This booklet  includes a formal  notice of the meeting and the proxy statement.  The proxy  statement  tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

            Only  stockholders  of record at the close of  business on March 27,
2003 will be entitled to vote at the annual meeting.  Even if you only own a few shares, we want your shares to be represented at the annual meeting.  I urge you to complete,  sign,  date,  and return your proxy card  promptly in the enclosed envelope.

            We have  also  provided  you with the  exact  place  and time of the meeting if you wish to attend in person.

                                Sincerely yours,

                                ReiJane Huai
                                Chief Executive Officer

Dated:  Melville, New York
        April 10, 2003

                            FALCONSTOR SOFTWARE, INC.
                            125 Baylis Rd. Suite 140
                            Melville, New York 11747
                                -----------------

                              2003 PROXY STATEMENT

                               GENERAL INFORMATION

            This  proxy  statement  contains  information  related to the annual meeting of stockholders of FalconStor Software, Inc. to be held on Thursday, May
15, 2003,  beginning at 9:00 a.m., at the  Huntington  Hilton,  Route 110 at 598
Broadhollow  Road,  Melville,  New  York  11747,  and  at any  postponements  or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

            At the Company's annual meeting, stockholders will hear an update on the  Company's  operations,  have a chance  to meet  some of its  directors  and executives and will act on the following matters:

          1)   To elect two directors to three-year terms;
          2)   To approve an  amendment to our 2000 Stock Option Plan (the "2000
               Plan") to increase the number of shares of Common Stock  reserved
               for  issuance   thereunder  by  2,000,000   from   10,662,296  to
               12,662,296;
          3)   To  ratify  the  appointment  of  KPMG  LLP  as  our  independent accountants for fiscal 2003; and
          4)   Any other matters that properly come before the meeting.

WHO MAY VOTE

            Stockholders of FalconStor Software,  Inc., as recorded in our stock register on March 27, 2003 (the "Record Date"),  may vote at the meeting.  As of this date, we had  45,594,646  shares of common stock  eligible to vote. We have only one class of voting  shares.  All shares in this  class  have equal  voting rights of one vote per share.

HOW TO VOTE

            You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the meeting.

HOW PROXIES WORK

            Our Board of  Directors  is asking  for your  proxy.  Giving us your proxy  means you  authorize  us to vote your shares at the meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

            Proxies  submitted  will be  voted by the  individuals  named on the proxy  card in the  manner  you  indicate.  If you give us your proxy but do not specify how you want your shares voted,  they will be voted in  accordance  with the Board of Directors recommendations, i.e., in favor of our director nominees, in favor of an increase in the Common Stock reserved for issuance under the 2000
Plan,  and in favor of the  ratification  of the  appointment of KPMG LLP as our independent accountants.

            You may receive more than one proxy or voting card  depending on how you hold  your  shares.  If you hold  shares  through  someone  else,  such as a stockbroker,  you may get materials  from them asking how you want to vote.  The latest  proxy  card we  receive  from you will  determine  how we will vote your shares.

REVOKING A PROXY

            There are three ways to revoke your proxy.  First,  you may submit a new proxy with a later date up until the existing  proxy is voted.  Second,  you may vote in person at the  meeting.  Last,  you may notify  our Chief  Financial
Officer in writing at 125 Baylis Road, Suite 140, Melville, New York 11747.

QUORUM

            In order to carry on the  business  of the  meeting,  we must have a quorum.  This means at least a majority of the  outstanding  shares  eligible to vote must be  represented at the meeting,  either by proxy or in person.  Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

            The director nominees  receiving a majority of the votes cast during the meeting  will be elected to fill the seats of our  directors.  For the other proposals to be  approved,  we require the  favorable  vote of a majority of the votes cast. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal  will be excluded  entirely and will have no effect in determining  the quorum or the  majority of votes cast.  Abstentions  and broker non-votes  count for quorum  purposes only and not for voting  purposes.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a  particular  proposal.  Brokers that do not receive  instructions  are entitled  to  vote  on  the  election  of  directors,  the  2000  Plan  and  the ratification of the auditors.

ATTENDING IN PERSON

            Only stockholders,  their proxy holders,  and our invited guests may attend the  meeting.  If you wish to attend  the  meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification  with a photo at the meeting.  For example,

                                      -2-

you could bring an account statement showing that you owned FalconStor Software,
Inc. shares as of March 27, 2003 as acceptable proof of ownership.

                                      -3-

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of the Common Stock of FalconStor  Software Inc.  outstanding at March 27, 2003, by
(i) each  person  known by the Company to be the  beneficial  owner of more than five percent of its Common  Stock,  (ii) each director and nominee for director,
(iii) each of the executive  officers named in the summary  compensation  table, and (iv) all  directors,  nominees for director  and  executive  officers of the
Company as a group.

                                              Shares Beneficially      Percentage
Name and Address of Beneficial Owner (1)             Owned             of Class (2)
-----------------------------------------            -----             ------------
ReiJane Huai (3)                                  10,824,260                23.7%
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY 11747

Barry Rubenstein (4)                               6,793,053                14.9%
68 Wheatley Road
Brookville, NY 11545

Irwin Lieber (5)                                   4,602,689                10.1%
80 Cuttermill Road Suite 311
Great Neck, NY 11021

Kern Capital Management, LLC (6)                   3,315,600                 7.3%
114 West 47th St., Suite 1926
New York, NY 10036

Eli Oxenhorn (7)                                   3,240,009                 7.1%
56 The Intervale
Roslyn Estates, NY 11576

Barry Fingerhut (8)                                3,000,164                 6.6%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Seth Lieber (9)                                    3,014,474                 6.6%
200 East 72 Street, PH N
New York, NY 10021

Jonathan Lieber (10)                               2,927,852                 6.4%
271 Hamilton Road
Chappaqua, NY 10514

                                      -4-

Marilyn Rubenstein (11)                            2,475,424                 5.4%
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Lawrence S. Dolin (12)                                59,850                 *

Steven R. Fischer (13)                                24,350                 *

Steven H. Owings (14)                                 77,880                 *

Patrick B. Carney (15)                                 3,300                 *

Jacob Ferng (16)                                     313,493                 *

Wayne Lam (17)                                       344,314                 *

All Directors, Nominees for Director
and Executive Officers as a Group (18)
(7 persons)                                       11,647,447                25.5%

*Less than one percent

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired  by such  person  within 60 days after the date hereof  upon  the  exercise  of  options,  warrants  or  convertible
            securities.   Each  beneficial  owner's   percentage   ownership  is
            determined  by  assuming  that  options,   warrants  or  convertible
            securities  that are held by such  person (but not those held by any other person) and that are  currently  exercisable  (i.e.,  that are
            exercisable   within  60  days  from  the  date  hereof)  have  been
            exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and  investment  power with respect to all shares beneficially owned by them.

(2)         Based upon shares of Common Stock  outstanding at the Record Date of
            45,594,646.

(3)         Based  upon  information  contained  in a  Form  4 and a  report  on
            Schedule  13D  filed by Mr.  Huai  and  certain  other  information.
            Consists of (i)  10,774,260  shares of Common Stock held by Mr. Huai and (ii) 50,000 shares of Common Stock held by The 2002 ReiJane Huai
            Revocable Trust, of which Mr. Huai is a trustee.  Mr. Huai disclaims beneficial ownership of the securities held by The 2002 ReiJane Huai
            Revocable  Trust,  except  to  the  extent  of his  equity  interest therein.

                                      -5-

(4)         Based  upon  information  contained  in a  Form  4 and a  report  on
            Schedule 13D, as amended (the "Wheatley 13D") filed jointly by Barry
            Rubenstein, Brookwood Partners, L.P. ("Brookwood"),  Seneca Ventures
            ("Seneca"),  Wheatley Associates III, L.P. ("Wheatley  Associates"),
            Wheatley  Foreign  Partners,  L.P.  ("Wheatley  Foreign"),  Wheatley
            Foreign  Partners  III,  L.P.  ("Wheatley  Foreign  III"),  Wheatley
            Partners,  L.P. ("Wheatley"),  Wheatley Partners II, L.P. ("Wheatley
            II"),  Wheatley  Partners  III,  L.P.  ("Wheatley  III"),   Woodland
            Partners, Woodland Venture Fund ("Woodland Fund"), and certain other entities with the Securities  and Exchange  Commission  ("SEC"),  as well as certain other information.  Consists of (i) 1,650,903 shares of Common  Stock  held by Mr.  Rubenstein,  (ii)  395,217  shares of common stock held by Brookwood, (iii) 642,453 shares of common stock held by Seneca, (iv) 299,809 shares of common stock held by Wheatley
            Associates,  (v)  41,008  shares of common  stock  held by  Wheatley
            Foreign,  (vi)  293,012  shares of  common  stock  held by  Wheatley
            Foreign III,  (vii) 484,051 shares of common stock held by Wheatley,
            (viii)  180,089  shares of common  stock held by  Wheatley  II, (ix)
            1,370,015  shares of common stock held by Wheatley  III, (x) 692,983 shares of common  stock held by Woodland  Partners  and (xi) 743,513 shares of common stock held by Woodland Fund. Does not include 1,258 shares of common  stock  held by Mr.  Rubenstein's  spouse,  Marilyn
            Rubenstein.  Mr. Rubenstein  disclaims  beneficial  ownership of the securities held by Wheatley, Wheatley Foreign, Wheatley II, Wheatley
            III, Wheatley Foreign III,  Wheatley  Associates,  Seneca,  Woodland
            Fund,  Woodland Partners and Brookwood,  except to the extent of his respective equity interest therein.

(5)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Consists of (i) 1,934,705 shares of Common Stock held by Irwin  Lieber,  (ii) 484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Lieber disclaims  beneficial ownership of the securities held by
            Wheatley,  Wheatley  Foreign,  Wheatley II,  Wheatley III,  Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(6)         Based on information  contained in a report on Schedule 13G filed by
            Kern Capital  Management,  LLC ("KCM"),  Robert E. Kern and David C.
            Kern on February 14, 2003, consists of 3,315,600 shares held by KCM.
            Robert  Kern and  David  Kern  are  controlling  members  of KCM and disclaim beneficial ownership of the securities held by KCM.

(7)         Based on  information  contained  in a report on  Schedule  13G,  as amended,  filed jointly on February 14, 2003 by Eli Oxenhorn and the
            Eli Oxenhorn Family Limited  Partnership (the "EOFLP").  Consists of
            (i) 2,898,932 shares of Common Stock held by Mr. Oxenhorn (including
            3,500  shares  held by the Eli  Oxenhorn  SEP IRA  account and 8,000 shares  held by the Eli  Oxenhorn  Rollover  IRA  Account)  and (ii)
            341,077  shares of Common  Stock  held by the  EOFLP.  Mr.  Oxenhorn disclaims  beneficial ownership of the securities held by the EOFLP, except to the extent of his respective equity interests therein.

                                      -6-

(8)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 332,180  shares of Common Stock held by Barry Fingerhut, (ii) 484,051 shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Fingerhut disclaims  beneficial ownership of the securities held by Wheatley,  Wheatley Foreign,  Wheatley II, Wheatley III, Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(9)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 86,622  shares of Common  Stock held by Seth  Lieber,  (ii)  484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common Stock held by Wheatley  Foreign III, (vii)
            299,809  shares of Common  Stock  held by  Wheatley  Associates  and
            (viii) 259,868 shares of Common Stock held by Applegreen. Mr. Lieber disclaims  beneficial  ownership of the securities held by Wheatley,
            Wheatley  Foreign,  Wheatley II, Wheatley III, Wheatley Foreign III,
            Wheatley  Associates  and  Applegreen,  except to the  extent of his respective equity interests therein.

(10)        Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 484,051  shares of Common Stock held by  Wheatley,  (ii)  41,008  shares  of  Common  Stock  held by
            Wheatley  Foreign,  (iii)  180,089  shares of Common  Stock  held by
            Wheatley II, (iv) 1,370,015  shares of Common Stock held by Wheatley
            III,  (v) 293,012  shares of Common  Stock held by Wheatley  Foreign
            III, (vi) 299,809 shares of Common Stock held by Wheatley Associates and  (vii)  259,868  shares  of  Common  Stock  held  by  Applegreen
            Partners.   Mr.  Lieber  disclaims   beneficial   ownership  of  the
            securities held by Wheatley, Wheatley Foreign, Wheatley II, Wheatley
            III,  Wheatley  Foreign III,  Wheatley  Associates  and  Applegreen,
            except to the extent of his respective equity interests therein.

(11)        Based upon  information  contained  in the  Wheatley 13D and certain other information. Consists of (i) 1,258 shares of Common Stock held by Marilyn  Rubenstein,  (ii) 642,453 shares of Common Stock held by
            Seneca,  (iii) 743,513 shares of Common Stock held by Woodland Fund,
            (iv) 692,983  shares of Common  Stock held by Woodland  Partners and
            (v)  395,217  shares  of  Common  Stock  held  by  Brookwood.   Mrs.
            Rubenstein  disclaims beneficial ownership of the securities held by
            Seneca,  Woodland Fund,  Woodland Partners and Brookwood,  except to the extent of her  respective  equity  interests  therein.  Does not include  1,650,903 shares of Common Stock held by Mrs.  Rubenstein's spouse, Barry Rubenstein.

(12)        Based on  information  contained  in a Form 5 filed by Mr. Dolin and certain  other  information.  Consists of (i) 40,000  shares held by
            Northern  Union Club and (ii) 19,850 shares of Common Stock issuable upon exercise of options that are currently  exercisable  or will be exercisable within 60 days of March 27, 2003. Mr. Dolin is a general partner of Mordo  Partners,  which is a general  partner of Northern

                                      -7-

            Union  Club.  Mr.  Dolin  disclaims   beneficial  ownership  of  the
            securities held by Northern Union Club,  except to the extent of his equity interest therein.

(13)        Based on information  contained in a Form 5 filed by Mr. Fischer and certain other information.  Consists of (i) 4,500 shares held by Mr.
            Fischer  and (ii)  19,850  shares  of  Common  Stock  issuable  upon exercise  of  options  that  are  currently  exercisable  or will be exercisable within 60 days of March 27, 2003.  Excludes 1,000 shares of Common Stock held by Mr. Fischer as a custodian for his daughter.
            Mr. Fischer disclaims beneficial ownership of the securities held as a  custodian  for his  daughter,  except to the extent of his equity interest therein.

(14)        Based on  information  contained in a Form 5 filed by Mr. Owings and certain other information. Consists of (i) 58,030 shares held by Mr.
            Owings and (ii) 19,850 shares of Common Stock issuable upon exercise of options that are  currently  exercisable  or will be  exercisable within 60 days of March 27, 2003.

(15)        Based on Company  information.  Consists  of 3,300  shares of Common
            Stock   issuable   upon  exercise  of  options  that  are  currently
            exercisable or will be exercisable within 60 days of March 27, 2003.

(16)        Based on  information  contained  in a Form 4 filed by Mr. Ferng and certain other information. Consists of (i) 95,285 shares held by Mr.
            Ferng and (ii) 218,208 shares of Common Stock issuable upon exercise of options that are  currently  exercisable  or will be  exercisable within 60 days of March 27, 2003.

(17)        Based on  information  contained  in a Form 4 filed  by Mr.  Lam and certain other information. Consists of (i) 48,003 shares held by Mr.
            Lam and (ii) 296,311  shares of Common Stock  issuable upon exercise of options that are  currently  exercisable  or will be  exercisable within 60 days of March 27, 2003.

(18)        Consists of (i) 11,070,078  shares held by all  directors,  nominees for  director  and  executive  officers as a group and (ii)  577,369 shares of Common Stock  issuable  upon  exercise of options that are currently exercisable or will be exercisable within 60 days of March
            27, 2003

                                      -8-

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTOR

            The  Company's  bylaws  authorize  the Board of Directors to fix the number of directors and provide that the  directors  shall be divided into three classes, with the classes of directors serving for staggered,  three-year terms.
From October, 2001 until March, 2003, the number of directors was fixed at four.
In March, 2003, the Company's  directors voted to increase the number of members of the Board of Directors to five,  with the newly  created  directorship  to be filled at the  Company's  next annual  meeting.  Steven H. Owings and Patrick B.
Carney are the Board of Directors nominees for director. Mr. Owings is currently a director of the Company.  All directors are chosen for a full  three-year term to succeed  those whose terms expire.  It is therefore  proposed that Mr. Owings and Mr. Carney be elected to serve until the Annual Meeting of  Stockholders  to be held in 2006 and until each of their  successors  is  elected  and shall have qualified.

            Unless authority is specifically withheld, proxies will be voted for the election of each of the nominees below to serve as a director of the Company for  a  term  which  will  expire  at  the  Company's  2006  Annual  Meeting  of
Stockholders and until a successor is elected and qualified.

                                                                      Director
Name                     Position                      Age             Since
----                     --------                      ---             -----
Steven H. Owings         Director Nominee               49              2001

Patrick B. Carney        Director Nominee               38               --

STEVEN H. OWINGS served as the chief  executive  officer of ScanSource,  Inc., a value-added  distributor of POS and bar code products,  from 1992 to early 2000.
He has served as chairman of the board of directors of ScanSource,  Inc.,  since its inception in December 1992. From 1991 to 1992, Mr. Owings served as chairman of the board of directors,  chief executive  officer and the sole shareholder of
Argent Technologies,  Inc., a personal computer manufacturer.  From 1983 to 1991 he held various positions with Gates/FA Distributing, Inc., and its predecessors
("Gates"),  a computer  distribution  company,  including  serving as president, chief  executive  officer and chairman of the board of directors.  From December
1987 to September 1994, Mr. Owings served as a director of Gates. From July 1996 to April 1997, he served as a director of Globelle Corporation, an international distributor  of  personal  computer  products.  He  holds  a B.A.  from  Clemson
University. Mr. Owings has been a director of the Company since August 2001.

PATRICK  B.  CARNEY has served as the Chief  Information  Officer  for the North
Shore - Long Island Jewish Health System ("North Shore-LIJ") since August, 2000.
North Shore-LIJ is one of the largest  not-for-profit health systems in the U.S.
with 6,500 affiliated physicians, 30,000 employees and over $3 billion in annual revenues.  Mr. Carney is responsible  for strategic IS planning and managing the

                                       -9-

IS and Telecommunications  operations throughout the Health System. From 1995 to
July,  2000, Mr. Carney was the Vice President & Chief  Information  Officer
for Staten Island University  Hospital,  a multi-site  healthcare system serving the New York City communities of Staten Island and Brooklyn. Mr. Carney's career also  includes IT management  experience in other  industries as he was also the
Director of Information  Systems for ABB Power  Generation Inc., a subsidiary of the  Zurich-based  Asea  Brown  Boveri,  and also  held  positions  at KPMG Peat
Marwick, Wang Laboratories, and IBM Corporation. Mr. Carney received a BS degree from Manhattan College.

            The names of the directors,  whose terms expire at the 2004 and 2005
Annual Meetings of Stockholders of the Company,  who are currently serving their terms, are set forth below:

                                                              Director
Name                       Position            Age              Since
----                       --------            ---              -----
ReiJane Huai               Chairman            44               2000
Lawrence S. Dolin          Director            59               2001
Steven R. Fischer          Director            58               2001

REIJANE HUAI has served as President and Chief Executive  Officer of the Company
and its predecessor  since December 2000 and has served as Chairman of the Board of the  Company  since  August  2001.  Mr. Huai also served as a director of the
Company's  predecessor  from  July  2000 to August  2001.  Mr.  Huai came to the
Company with a career in software development and management.  As executive vice president and general  manager,  Asia,  for Computer  Associates  International,
Inc., he was responsible  for sales,  marketing and the development of strategic joint ventures in the region.  Mr. Huai joined Computer  Associates in 1996 with its  acquisition of Cheyenne  Software,  Inc.,  where he was president and chief executive officer.  Mr. Huai joined Cheyenne Software,  Inc., in 1985 as manager of research and development of ARCserve, the industry's first storage management solution for the client/server environment.  Mr. Huai received a master's degree in  computer  science  from the State  University  of New York at Stony Brook in
1985. Mr. Huai's term as a director of the Company expires in 2004.

LAWRENCE S. DOLIN has held several  positions with Noteworthy  Medical  Systems,
Inc.  ("Noteworthy"),  a provider of computerized patient record software, since
July 1998. He is currently serving as Noteworthy's chairman, president and chief executive  officer.  Since January 1996, Mr. Dolin has been a general partner of
Mordo Partners, an investment management partnership.  Since 1981, Mr. Dolin has served as a director of Morgan's Foods, Inc., which owns,  through  wholly-owned subsidiaries,  KFC restaurants, Taco Bell restaurants and Pizza Hut restaurants.
Mr. Dolin holds a B.A. from Case Western Reserve University and a J.D. from Case
Western  Reserve  University.  Mr.  Dolin's  term as a director  of the  Company expires in 2004. Mr. Dolin has been a director of the Company since August 2001.

STEVEN R. FISCHER has held multiple positions with Transamerica Business Capital
Corporation ("Transamerica"),  which specializes in secured lending for mergers, acquisitions  and  restructurings,  since  1992.  He  is  currently  serving  as

                                      -10-

Transamerica's  President.  From 1981 to 1992,  he served as vice  president and regional  manager of Citibank,  N.A.  Since 1995, he has served as a director of
ScanSource,  Inc., a value-added  distributor of POS and bar code  products.  He holds a B.S. in Economics and Accounting from Queens College and an M.B.A.  from
Baruch College. Mr. Fischer's term as a director of the Company expires in 2005.
Mr. Fischer has been a director of the Company since August 2001.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

                                      -11-

MEETINGS AND COMMITTEES

            The  Board of  Directors  met on ten  occasions  and took  action by unanimous written consent on six occasions during the fiscal year ended December
31, 2002. There are three committees of the Board of Directors: the Compensation
Committee,  the Stock Option  Committee and the Audit  Committee.  All Directors
attended at least 75% of the Board of Directors Meetings.

            The members of the Compensation Committee are ReiJane Huai, Lawrence
S. Dolin and Steven R. Fischer.  The Compensation  Committee was part of a joint
Compensation  Committee/Stock  Option  Committee  during the  fiscal  year ended
December  31,  2002,  which met on one  occasion  and took  action by  unanimous written consent on two occasions during the fiscal year ended December 31, 2002.
The  Compensation  Committee  reviews  compensation  arrangements  and personnel matters.

            The members of the Stock  Option  Committee  are  Lawrence S. Dolin,
Steven R. Fischer,  and Steven H. Owings. The Stock Option Committee was part of a joint  Compensation  Committee/Stock  Option  Committee during the fiscal year ended December 31, 2002,  which met on one occasion and took action by unanimous written consent on two occasions during the fiscal year ended December 31, 2002.
The Stock Option  Committee is responsible for the  administration  and grant of awards under the Company's 2000 Stock Option Plan.

            The members of the Audit Committee are Lawrence S. Dolin,  Steven H.
Owings and Steven R.  Fischer.  Each of the  members of the Audit  Committee  is
"independent"  as that  term is  defined  in Rule  4200(a)(15)  of the  National
Association of Securities Dealers' listing standards. The Audit Committee met on four  occasions  during the fiscal year ended  December  31,  2002.  The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities.  The
Audit Committee annually  recommends to the Company's  stockholders  independent public  accountants  to serve as auditors of the  Company's  books,  records and accounts,  reviews the scope of the audits  performed  by such  auditors and the audit  reports  prepared  by them,  approves  non-audit  services,  reviews  and monitors the Company's internal  accounting  procedures and monitors  compliance with the Company's  Business Ethics and Conduct Policy and Conflicts of Interest
Policy.  A report  from the  Audit  Committee  is also  included  in this  Proxy
Statement,  see Audit  Committee  Report.  The Board of Directors  has adopted a written  charter  for the Audit  Committee.  A copy of the  written  charter was included as Annex E to the Company's  Proxy Statement for its special meeting of stockholders held on August 22, 2001.

            Directors who are also employees receive no compensation for serving on the Company's Board of Directors.  Non-employee  directors are reimbursed for all travel and other expenses  incurred in connection  with attending  Board and
Committee meetings.

            Pursuant to the 1994 Outside  Directors Stock Option Plan (the "1994
Plan"), as amended,  each non-employee  director of the Company is entitled upon becoming a  non-employee  director  to  receive  an initial  grant of options to acquire  50,000 shares of Common Stock and an annual grant of options to acquire
10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company.  These stock  options  will be granted  with per share  exercise

                                      -12-

prices  equal to the fair market value of the Common Stock on the date of grant.
A director who received an initial grant of options to acquire  50,000 shares of
Common  Stock  within six months  prior to an Annual  Meeting is not entitled to receive an annual grant of options to acquire  10,000  shares of Common Stock on the date of the Annual Meeting.

              In May 2002,  each of Messrs.  Dolin,  Fischer and Owings received options to purchase  45,000 shares of Common Stock at an exercise price of $5.25 per share.  This  included  options to purchase  35,000  shares  granted to each outside  Director  following the approval of the  amendments to the 1994 Plan on
May 17, 2002 to bring their initial grants up to 50,000, and options to purchase
10,000 shares granted to each outside Director as an annual grant under the 1994
Plan, as amended.

MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

            The following  table  contains the names,  positions and ages of the executive officers of the Company who are not directors.

Name                      Position                                           Age
----                      --------                                           ---
Jacob Ferng, CPA          Chief Financial Officer, Treasurer, Corporate       41
                          Secretary and Vice President
Wayne Lam                 Vice President, Marketing                           39

JACOB  FERNG has served as chief  financial  officer and vice  president  of the
Company and its predecessor entity since August 2000. Mr. Ferng has more than 10 years of experience  handling corporate finance,  worldwide software  production
and  product   distribution   for  publicly  held  companies,   various  private
corporations  and a public  accounting  firm.  Mr.  Ferng was vice  president of finance and  production  worldwide  for Computer  Associates  from 1996 to April
2000.  Mr. Ferng joined  Computer  Associates  in 1996 with its  acquisition  of
Cheyenne Software, where he served as corporate controller and vice president of finance and  operations.  From 1988 to 1990,  he was an  accountant  for General
Aerospace  and  for  Bell  Associates,   CPAs.  He  has  a  master's  degree  in
Accounting/Taxation  from Long Island  University,  C.W. Post. He is a certified public accountant in the state of New York.

WAYNE LAM has served as vice  president  of  marketing  of the  Company  and its predecessor  entity since April 2000. Mr. Lam has more than 15 years of software development and corporate management  experience.  As vice president at Computer
Associates, he held various roles in product marketing, business development and product  development.  Mr.  Lam  joined  Computer  Associates  in 1996  with its acquisition  of Cheyenne  Software,  where he held various  positions  including general  manager of Cheyenne  Software  Netware  Division,  director of business development,  and head of Cheyenne  Communications,  a business development unit focusing on  communication  software.  From 1989 to 1993 he was  co-founder  and

                                      -13-

chief executive officer of Applied  Programming  Technologies,  where he managed all aspects of its operations and development projects. From 1987 to 1989 he was vice president of engineering at Advanced Graphic Applications, where he managed the  development of PC-based  document  management  systems and optical  storage device drivers. Mr. Lam has a B.E. in Electrical  Engineering from Cooper Union, where he was involved  with a privately  funded  research  project  studying the feasibility of building  paperless  offices using optical storage  devices.  The success of the project led to the formation of Advanced Graphic Applications.

                             EXECUTIVE COMPENSATION

            Summary  Compensation Table. The following table sets forth, for the fiscal years indicated,  all  compensation  awarded to, paid to or earned by the
Company's  chief executive  officer and the Company's  other executive  officers
(collectively,  the "Named  Executive  Officers").  The  executive  compensation provided  below reflects the executive  compensation  information of the Company from the inception of  FalconStor,  Inc., on February 10, 2000 through  December
31, 2002.

                           Summary Compensation Table

   Name and Principal                                                                                  Long Term
     Position                                                   Annual Compensation                   Compensation
----------------------------------        ------------------------------------------------------    ---------------

                                                                               Other Annual           Securities      All Other
                                             Salary            Bonus           Compensation           Underlying     Compensation
                                Year          ($)               ($)               ($)(2)              Options (#)      ($)(3)
                             -----------  --------------   -----------------   ------------------   ---------------- ------------

ReiJane Huai                    2002        $150,000                --              $ 24,000                 --             --
Chairman and Chief              2001        $170,833                --              $  8,000                 --         $239,924
Executive Officer               2000            --                  --                  --                   --             --

Jacob Ferng                     2002        $100,000                --                  --                175,000           --
Chief Financial Officer         2001        $ 95,833        $ 20,000 (1)                --                   --             --
and Vice President              2000        $ 20,833                --                  --                288,743           --

Wayne Lam                       2002        $100,000                --                  --                225,000           --
Vice President-Marketing        2001        $ 96,667        $ 10,000 (1)                --                   --             --
                                2000        $ 41,154                --                  --                288,743           --

(1)  Bonuses of $20,000 and $10,000 for Mr. Ferng and Mr. Lam, respectively were paid in 2002 for services rendered in 2001.
(2)  Mr. Huai was given automobile  allowances of $24,000 and $8,000 in 2002 and
     2001, respectively.
(3)  Mr.  Huai  was  reimbursed  $239,924  in  June  2001  for  the  payment  of
     Hart-Scott-Rodino  filing  fees as well as all  taxes  that  were  due as a result of this  reimbursement.  The filing fees were incurred in connection with FalconStor's merger with Network Peripherals Inc.

                                      -14-

                      Option Grants During 2002 Fiscal Year

            The  following  table  provides  information  related  to options to purchase  Common Stock granted to the Company's Named  Executive  Officers.  The
Company  currently  does not have any  plans  providing  for the  grant of stock appreciation rights.

                                                                                              Potential Realizable Value at
                                                                                               Assumed Rates of Stock Price
                                                                                                 Appreciation for Option
                                     Individual Grants                                               Term(2)
----------------------------------------------------------------------------------------------------------------------------
                                        % of Total
                        Number of          Options       Exercise
                       Securities       Granted to        or Base
                       Underlying       Employees in      Price
        Nanme           Option(#)        Fiscal Year     ($/Sh)(1)     Expiration Date               5%             10%
----------------------------------------------------------------------------------------------------------------------------

     Jacob Ferng      75,000(3)               2%            $5.07           May 7, 2012        $239,137.18    $606,020.57
                     100,000(4)               3%            $4.04        November 11, 2012     $254,073.43    $643,871.95
     Wayne Lam        75,000(3)               2%            $5.07           May 7, 2012        $239,137.18    $606,020.57
                     150,000(4)               5%            $4.04        November 11, 2012     $381,110.14    $965,807.93

(1) The option  exercise price must be paid in cash. The exercise price is equal to or greater  than the fair  market  value of the  Common  Stock on the date of grant.

(2) The potential  realizable  value portion of the foregoing table  illustrates values that might be realized upon exercise of the options  immediately prior to the  expiration  of their  term,  assuming  the  specified  compounded  rates of appreciation on the Company's  Common Stock over the term of the options.  These numbers do not take into account  provisions  of certain  options  providing for
termination    of   the   option    following    termination    of   employment,
non-transferability  or  differences  in  vesting  periods.  Regardless  of  the theoretical  value of an option,  its ultimate value will depend upon the market value of the Common  Stock at a future  date,  and that  value will  depend on a variety of factors,  including the overall condition of the stock market and the
Company's  results  of  operations  and  financial  condition.  There  can be no assurance that the values reflected in this table will be achieved.

(3) These options become exercisable with respect to 33% of the shares indicated
on May 7 in each of 2003 and 2004 and 34% in 2005.

(4) These options become exercisable with respect to 33% of the shares indicated
on November 11 in each of 2003 and 2004 and 34% in 2005.

                                      -15-

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

            The following  table sets forth certain  information  concerning the number of options  exercised  during 2002 and unexercised  stock options held by the Named Executive Officers as of December 31, 2002.

                           Shares                     Number of Securities           Value of Unexercised In-
                          Acquired                  Underlying Unexercised             the-Money Options at
                            on         Value         Options at 2002 Fiscal            2002 Fiscal Year-End
                          Exercise    Realized           Year-End (#)                         ($)(2)
Name                        (#)        ($)(1)       Exercisable/Unexercisable         Exercisable/Unexercisable
----                       ----        ------       -------------------------         -------------------------

ReiJane Huai                --             --                 0/0                            0/0

Jacob Ferng               95,285       $727,377          95,285/273,173               $336,709/$346,914

Wayne Lam                   --             --            190,569/323,174              $673,414/$346,917

-------------------

(1)  Represents  the fair  value  of the  underlying  securities  on the date of exercise,  less the exercise price of such options.  To date, Mr. Ferng has not sold the shares acquired upon exercise of the options.

(2)  On December 31, 2002,  the last reported sales price of the Common Stock as reported on The Nasdaq National Market was $3.88.

                                      -16-

                      Equity Compensation Plan Information

The Company currently does not have any equity  compensation  plans not approved by security holders.

                                                 Number of                                          Number of Securities
                                             Securities to be              Weighted -               Remaining Available for
                                                Issue upon              Average exercise             Future Issuance Under
                                               Exercise of                 Price of                   Equity Compensation
                                              Outstanding                Outstanding                     Plans (Excluding
                                             Options, Warrants           Options, Warrants            Securities Reflected in
                                                and Rights                 and Rights                      Column (a))

Plan Category                                     (a)                          (b)                             (c)
-------------                                     ---                          ---                             ---
Equity compensation
plans approved by
security holders...........                     9,080,383                    $ 3.66                          1,724,266

                              EMPLOYMENT AGREEMENTS

            The Company has entered into an  employment  agreement  with ReiJane
Huai dated as of September  2001,  providing  for the  employment of Mr. Huai as
Chairman,  President  and Chief  Executive  Officer.  The  employment  agreement provides that Mr. Huai shall devote  substantially  all of his professional time to the business of the Company.  The employment agreement provides a base salary in the amount of $150,000, subject to an increase of $15,000 per annum, provided that the Company's  earnings were higher than the previous year, as certified by either the Company's Chief Financial Offer or its independent  auditors and such other increases as determined by the Board of Directors.  The agreement contains non-competition,  confidentiality and non-solicitation provisions that apply for twenty-four months after cessation of employment.

                              SEVERANCE AGREEMENTS

            The Company has entered into Change of Control  Contracts  with each of  ReiJane  Huai,  Wayne Lam and Jacob  Ferng  dated as of  December  2001 that provide  for  severance  pay and  incidental  benefits  if there is a change  in control of the  Company  (as  defined in the Change of Control  Contracts).  The payment is a lump sum payment equal to 4.0 times one year's annual compensation.
The agreements also provide such individuals with the right to replace all stock options whether vested or not with fully vested stock options,  or alternatively the right to receive a cash payment for  surrendering  the options  equal to the

                                      -17-

difference  between the full exercise price of each option  surrendered  and the greater  of the price per share  paid by the  acquirer  in the change of control transaction or the market price of the Company's Common Stock on the date of the change of control.  Finally, the agreements provide that if any excise taxes are imposed on Messrs.  Huai, Lam and Ferng by Section 4999 of the Internal  Revenue
Code of 1986, as amended, the Company will make them whole.

            REPORT ON REPRICING OF OPTIONS.  None of the stock  options  granted under any of the Company's plans was repriced in the fiscal year ended 2002.

            COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION.  Messrs.
ReiJane Huai,  Lawrence S. Dolin and Steven R. Fischer  served as members of the
Compensation  Committee of the Board of  Directors  during the fiscal year ended
December  31, 2002.  For  information  relating to  transactions  involving  the
Company and such  individuals,  please see  "Certain  Relationships  and Related
Transactions."

                                      -18-

AUDIT COMMITTEE REPORT

            The Board of  Directors  appoints  an Audit  Committee  each year to review the Company's  financial matters.  The members of the Audit Committee are
Lawrence S. Dolin,  Steven H. Owings and Steven R.  Fischer.  Each member of the
Company's  Audit  Committee  meets  the  independence  requirements  set  by the
Securities  Exchange  Commission (the "SEC") and the Nasdaq National Market. The
Audit  Committee  operates  under a  written  charter  adopted  by the  Board of
Directors.

            The primary purpose of the Audit Committee is to assist the Board of
Directors in fulfilling its  responsibility  to oversee the Company's  financial reporting  activities.  The Audit Committee meets with the Company's independent accountants  and reviews the scope of their audit,  report and  recommendations.
The Audit Committee also recommends to the Company's  stockholders the selection of the Company's  independent  accountants.  The Audit  Committee met four times during  fiscal 2002.  The Audit  Committee  members  reviewed and  discussed the audited  financial  statements for the fiscal year ending December 31, 2002 with management.  The Audit  Committee also discussed all the matters  required to be
discussed  by  Statement  of  Auditing   Standard  No.  61  with  the  Company's
independent  auditors,  KPMG  LLP.  The Audit  Committee  received  the  written disclosures and the letter from KPMG LLP as required by  Independence  Standards
Board  Standard  No.  1 and has  discussed  the  independence  of KPMG  LLP with representatives of such firm.

            Based on their review and the discussions described above, the Audit
Committee  recommended  to the Board of  Directors  that the  Company's  audited financial  statements be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

                                Audit Committee
                                ---------------
                                Lawrence S. Dolin
                                Steven H. Owings
                                Steven R. Fischer

2002   COMPENSATION   COMMITTEE/STOCK   OPTION  COMMITTEE  REPORT  ON  EXECUTIVE
COMPENSATION:

            GENERAL

            During the fiscal year ended  December  31, 2002,  the  Compensation
Committee/Stock  Option  Committee  determined  the  cash  and  other  incentive compensation,  if any, to be paid to the  Company's  executive  officers and key employees and was responsible for the  administration and award of stock options under the Company's  2000 Plan.  During the fiscal year ended December 31, 2002,
Messrs.   Huai,  Dolin  and  Fischer  served  as  members  of  the  Compensation
Committee/Stock  Option  Committee.  Messrs.  Dolin and Fischer are non-employee directors of the Company, as defined under Rule 16b-3 of the Securities Exchange
Act of 1934,  as  amended.  Mr.  Huai  served as  Chairman  of the  Compensation
Committee/Stock  Option  Committee.  The  Compensation   Committee/Stock  Option
Committee  met one  time  and  took  action  unanimous  written  consent  on two

                                      -19-

occasions  during the fiscal year ended  December 31, 2002.  As set forth above, the Company has split this Committee effective March, 2003.

            COMPENSATION PHILOSOPHY

            The  Compensation   Committee/Stock   Option  Committee's  executive
compensation  philosophy is to base management's pay, in part, on achievement of the Company's  annual and long-term  performance  goals, to provide  competitive levels of  compensation,  to recognize  individual  initiative,  achievement and length of service to the Company,  and to assist the Company in  attracting  and
retaining  qualified  management.   The  Compensation   Committee/Stock   Option
Committee also believes that the potential for equity ownership by management is
beneficial  in  aligning   management's  and  stockholders'   interests  in  the
enhancement of stockholder  value. The Company has not established a policy with regard to Section  162(m) of the Internal  Revenue Code of 1986, as amended (the
"Code"), since the Company has not paid and does not currently anticipate paying compensation  in excess of $1 million  per annum to any  employee.  The  Company believes, however, that any compensation received by executive officers pursuant
to  the  exercise  of  options   granted  under  the  2000  Plan   qualifies  as
"performance-based" compensation.

            SALARIES

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at other comparable  companies.  Base salary compensation of executive officers  is  reviewed  annually  by  the  Compensation  Committee/Stock  Option
Committee,  and  recommendations  of  the  Compensation  Committee/Stock  Option
Committee in that regard are acted upon by the Board of Directors. Annual salary adjustments  are  determined  by evaluating  the  competitive  marketplace;  the performance of the Company,  which includes operating results of the Company and cash management;  quality of products; the performance of the executive; and the
length  of  the   executive's   service  to  the  Company   and  any   increased
responsibilities assumed by the executive. The Company places itself between the low and medium levels in determining  salaries  compared to the other comparable storage software companies.

            INCENTIVE COMPENSATION

            The  Company  from  time  to  time  will  consider  the  payment  of discretionary  bonuses to its  executive  officers.  Bonuses would be determined based,  first, upon the level of achievement by the Company of its strategic and operating  goals  and,  second,  upon  the  level  of  personal  achievement  by participants.  The  achievement  of goals by the Company  includes,  among other things,  the performance of the Company as measured by the operating  results of the Company and quality of products.  The achievement of personal goals includes the actual  performance of the department of the Company for which the executive officer has responsibility as compared to the planned performance thereof, other individual  contributions,  the ability to manage and motivate employees and the achievement  of assigned  projects.  Bonuses are  determined  annually after the close of each fiscal year. Despite achievement of personal goals,  bonuses might

                                      -20-

not be given based upon the performance of the Company as a whole.

            COMPENSATION OF CHIEF EXECUTIVE OFFICER

            Mr. Huai's  salary in 2002 was $150,000.  Mr. Huai's salary is based upon the factors described in the "Salaries" paragraph above and his base salary is now set forth in his employment contract.

            STOCK OPTION AND OTHER PLANS

            The Company awarded options to the Named Executive  Officers in 2002 as set forth in the  table,  above.  It is the  philosophy  of the  Compensation
Committee/Stock  Option  Committee  that  stock  options  should be  awarded  to employees of the Company to promote  long-term  interests between such employees and the Company's  stockholders through an equity interest in the Company and to assist in the  retention of such  employees.  The  Compensation  Committee/Stock
Option  Committee  also  considered  the amount and terms of options  previously granted to Named Executive  Officers.  The Compensation  Committee/Stock  Option
Committee   believes  the  potential  for  equity  ownership  by  management  is
beneficial  in  aligning   management's  and   stockholders'   interest  in  the
enhancement of stockholder value.

                           Compensation Committee/Stock Option Committee:
                           ----------------------------------------------
                           ReiJane Huai, Chairman
                           Lawrence S. Dolin
                           Steven R. Fischer

SARBANES-OXLEY ACT COMPLIANCE

            The  Sarbanes-Oxley  Act of 2002 (the "Act") sets forth  various new requirements  for public companies and directs the SEC to adopt additional rules and regulations.

            Currently,  the  Company  believes  it is  in  compliance  with  all applicable laws, rules and regulations arising from the Act. A number of the SEC rules and regulations are not yet effective as regards the Company.  The Company intends to comply with all rules and regulations  adopted by the SEC pursuant to the Act no later than the time they become applicable to the Company.

                                      -21-

COMMON STOCK PERFORMANCE:  The following graph compares, for each of the periods indicated,  the percentage change in the Company's  cumulative total stockholder return on the Company's  Common Stock with the cumulative  total return of a) an index  consisting  of Computer  Software  and Services  companies,  a peer group index,  and b) the Russell 3000 Index,  a broad equity market  index.  The stock price information for the Company at fiscal year ends prior to fiscal year ended
December 31, 2001, reflects the stock price of Network Peripherals, Inc.

                                    [GRAPH]

                                                                              Fiscal year ending

                                        12/31/97      12/31/98      12/31/99      12/31/00      12/31/01      12/31/02

FalconStor Software, Inc.                100.00         62.07        651.72         88.80        124.97        53.52

Computer Software and Services           100.00        149.24        256.12        153.88        136.33        92.85

Russell 3000 Index                       100.00        123.82        147.79        135.19        118.11        91.17

            There can be no assurance that the Common Stock's  performance  will continue with the same or similar trends depicted in the graph above.

                                      -22-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On October 2, 2001, the Company invested approximately $2,300,000 in a private placement of Network-1 Security Solutions,  Inc. ("NSSI"),  a publicly traded  corporation  that  develops and markets  intrusion  prevention  software products. For its investment, the Company received 1,084,935 shares of preferred stock, which if converted into common stock would represent an approximate 16.5%
ownership  of NSSI.  Primarily  due to the decline in the market value of NSSI's common stock  underlying  the  convertible  preferred  stock to a value which is significantly  below the  Company's  cost,  the Company has  concluded  that the decline in the fair value of its investment in NSSI's  preferred  stock is other than temporary.  Accordingly,  in 2002 the Company recorded an impairment charge of $2.3 million to write-off  its  investment  in NSSI.  At the same time as the investment,  the Company paid a $0.5 million  non-refundable  prepaid royalty to
NSSI, which is recoupable  against future product sales of NSSI's products.  Due to the lack of market  acceptance  of the NSSI product,  the Company  determined that  the  prepaid  royalty  is not  recoverable  and the  Company  recorded  an impairment  charge of $0.5  million  to  write-off  this  prepaid  royalty.  The following 5%  stockholders  or entities  affiliated  with 5% stockholders of the
Company also invested the following approximate amounts in the private placement of NSSI:  Applegreen  Partners - $75,000;  Brookwood Partners - $250,000;  Barry
Fingerhut - $350,000;  Irwin Lieber - $350,000;  Jonathan Lieber - $25,000; Seth
Lieber - $25,000;  Barry  Rubenstein  -  $100,000;  Seneca  Ventures - $350,000;
Wheatley  Partners,  L.P. -  $184,000;  Wheatley  Partners  II, L.P. - $200,000;
Wheatley  Foreign  Partners,  L.P. -  $16,000;  Woodland  Partners  -  $200,000;
Woodland Venture Fund - $450,000.

            Barry  Rubenstein,  a 5%  stockholder,  may  be  deemed  to  be  the beneficial owner of the securities acquired by Seneca Ventures, Woodland Venture
Fund, Woodland Partners,  Brookwood Partners,  Wheatley Foreign Partners,  L.P.,
Wheatley  Partners,  L.P., and Wheatley  Partners II, L.P.  Barry  Fingerhut and
Irwin Lieber, each of whom are 5% stockholders, may be deemed to be a beneficial owner of the securities  acquired by Wheatley Foreign Partners,  L.P.,  Wheatley
Partners,  L.P., and Wheatley Partners II, L.P. Seth Lieber and Jonathan Lieber,
each of whom are 5% stockholders,  may be deemed to be the beneficial  owners of the securities  acquired by Wheatley Foreign Partners,  L.P., Wheatley Partners,
L.P., Wheatley Partners II, L.P. and Applegreen Partners.  Marilyn Rubenstein, a
5%  stockholder,  may be  deemed  to be a  beneficial  owner  of the  securities acquired by Seneca Ventures,  Brookwood Partners, Woodland Partners and Woodland
Venture Fund.

                                      -23-

                                 PROPOSAL NO. 2

               APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION PLAN

            The Board of Directors  proposes that the amendment to the 2000 Plan
(the "2000 Plan  Amendment") be approved,  whereby the number of shares issuable upon the  exercise  of  options  under the 2000  Plan  would be  increased  from
10,662,296 to 12,662,296.

            As of the Record  Date,  options to purchase  1,494,682  shares were available for grant under the 2000 Plan and options to purchase 8,098,216 shares were  issued  and  outstanding,  with  a  weighted  average  exercise  price  of approximately  $3.00 per share.  All such issued  options vest over a three-year period.

            The 2000 Plan is  intended  to assist the  Company in  securing  and retaining  employees,  officers,  consultants and advisors (the  "Optionees") by allowing them to participate in the ownership and growth of the Company  through the grant of incentive  and  nonqualified  stock  options.  The granting of such options  serves  as  partial  consideration  for  and  gives  the  Optionees  an additional  inducement  to  remain  in  the  service  of  the  Company  and  its subsidiaries  and provides them with an increased  incentive to work towards the
Company's success. Shares of Common Stock may be issued under the 2000 Plan upon the  exercise  of  incentive  stock  options,  as defined in Section  422 of the
Internal Revenue Code of 1986, as amended (the "Code"),  and nonqualified  stock options.

            The  Board of  Directors  believes  it is in the  Company's  and its stockholders' best interests to approve the 2000 Plan Amendment because it would allow the  Company  to  continue  to grant  options  under  the 2000 Plan  which facilitates the benefits of the additional  incentive  inherent in the ownership of Common Stock by the  Optionees  and helps the Company  retain the services of these Optionees.

            The proposed  Amendment to the 2000 Plan is attached as Exhibit A to this Proxy Statement.

SUMMARY OF THE 2000 PLAN, AS AMENDED

            The  following  summary  of  the  2000  Plan,  assuming  stockholder approval of the above  amendment,  is  qualified in its entirety by the specific language of the 2000 Plan.

            General.  The 2000  Plan  provides  for the grant of  incentive  and nonqualified stock options to employees,  officers,  consultants and advisors of the Company.

            Shares  Subject to Plan. A maximum of 12,662,296  of the  authorized but unissued or treasury shares of the common stock of the Company may be issued upon the  exercise  of  options  granted  under  the 2000  Plan.  Upon any stock dividend,  stock  split,  reverse  stock split,  recapitalization,  combination, reclassification,  or similar  change in the capital  structure  of the Company, appropriate  adjustments will be made to the shares subject to the 2000 Plan and to outstanding options. To the extent that any outstanding option under the 2000
Plan expires or  terminates  prior to exercise in full or if shares  issued upon

                                      -24-

the exercise of an option are  repurchased by the Company,  the shares of Common
Stock for which  such  option is not  exercised  or the  repurchased  shares are returned to the 2000 Plan and again become  available for grant. No optionee may be granted, in total, options to purchase more than 15% of the shares authorized under the plan.

            Administration. The 2000 Plan will be administered by a Stock Option
Committee, consisting of two or more members of the Board of Directors appointed by the Board of Directors. The Stock Option Committee will approve option grants to employees,  officers, consultants and advisors of the Company, subject to the provisions of the 2000 Plan. The Stock Option Committee will also make any other determinations  necessary or advisable for the  administration of the 2000 Plan.
The determinations by the Stock Option Committee will be final and conclusive.

            Eligibility.  Employees,  officers,  consultants and advisors of the
Company are eligible to participate in the 2000 Plan.

            Terms and Conditions of Options.  Each option granted under the 2000
Plan is  evidenced by a written  agreement  between the Company and the optionee specifying  the number of shares  subject to the option and the other  terms and conditions of the option, consistent with the requirements of the 2000 Plan. The purchase  price of each share of Common  Stock  purchasable  under an  incentive option shall be determined  by the Stock Option  Committee at the time of grant, but shall not be less than 100% of the fair value of such share of Common  Stock on the date the option is granted;  provided,  however,  that with respect to an optionee  who, at the time such  incentive  option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all classes of stock of the Company or of any  Subsidiary,  the purchase  price  per share of Common  Stock  shall be at least  110% of the fair market value per share of Common Stock on the date of grant.  The purchase price of each share of Common Stock purchasable under a nonqualified  option shall not be less than 80% of the fair market  value of such share of Common  Stock on the date the option is granted. Generally, the fair market value of the Common Stock will be the  closing  price  per share on the date of grant as  reported  on The
Nasdaq National Market.  The exercise price may be paid in cash, by check, or in cash equivalent,  by tender of shares of the Company's Common Stock owned by the optionee  having a fair market  value not less than the exercise  price,  by the assignment  of the  proceeds  of a sale of some or all of the  shares  of Common
Stock being acquired upon the exercise of the option,  or by any  combination of these.  Not  withstanding  the  foregoing,  an optionee may not take any actions which  are  prohibited  by the  Sarbanes-Oxley  Act of 2002  and the  rules  and regulations  promulgated by the Securities and Exchange  Commission or any other agency thereunder.

            Options granted under the 2000 Plan become  exercisable at such time or times and subject to such terms and  conditions as shall be determined by the
Stock Option  Committee  at the time of grant.  The term of each option shall be determined  by the Stock Option  Committee  (but shall not be more than 10 years after  the date of  grant),  subject  to  earlier  termination  in the event the optionee's service with the Company ceases.

            In general,  during the lifetime of the optionee,  the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and  distribution.  However,  the 2000 Plan provides

                                      -25-

that, with the consent of the Stock Option Committee, an optionee may transfer a nonqualified  option to (i) a trust for the exclusive benefit of the optionee or
(ii) a member  of the  optionee's  immediate  family  (or a trust for his or her benefit).

            Termination or Amendment.  Unless  earlier  terminated by the Board, the 2000 Plan will  terminate on May 1, 2010. The 2000 Plan provides that it may be  terminated  or  amended  by the Board at any time,  subject  to  stockholder approval  only if such  amendment  would  increase the total number of shares of
Common Stock reserved for issuance thereunder.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            INCENTIVE  STOCK OPTIONS.  Incentive stock options granted under the
2000 Option  Plan are  intended to be  "incentive  stock  options" as defined by
Section 422 of the Code.  Under  present law, the grantee of an incentive  stock option will not  realize  taxable  income upon the grant or the  exercise of the incentive  stock option and the Company will not receive an income tax deduction at either  such time.  If the  grantee  does not sell the shares  acquired  upon exercise of an  incentive  stock  option  within  either (i) two years after the grant of the incentive  stock option or (ii) one year after the date of exercise of the  incentive  stock option,  the gain upon a subsequent  sale of the shares will be taxed as long-term  capital gain.  If the grantee,  within either of the above  periods,  disposes of the shares  acquired upon exercise of the incentive stock option,  the grantee will recognize as ordinary  income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii)
the  difference  between the  exercise  price and the fair  market  value of the shares on the date of exercise.  In such event, the Company would be entitled to a corresponding  income tax deduction equal to the amount recognized as ordinary income  by the  grantee.  The gain in excess of such  amount  recognized  by the grantee  as  ordinary  income  would  be taxed as a  long-term  capital  gain or short-term  capital  gain  (subject  to  the  holding  period  requirements  for long-term or short-term capital gain treatment).

            Unless the shares  subject to an incentive  stock option are subject to a risk of forfeiture at the time the option is exercised, the exercise of the incentive  stock  option will  result in the excess of the  stock's  fair market value on the date of exercise  over the  exercise  price  being  included in the optionee's  alternative minimum taxable income (AMTI). If the shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be  included  in AMTI when the risk of  forfeiture  lapses or the shares  become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and  depends  upon an  individual's  overall  tax  situation.  Before exercising an incentive  stock  option,  a grantee  should  discuss the possible application  of the  alternative  minimum  tax with his tax  advisor in order to determine the tax's impact.

            Non-Qualified Stock Options.  Upon exercise of a non-qualified stock option granted under the 2000 Plan, the grantee will recognize  ordinary  income in an amount equal to the excess of the fair market value of the shares received over the exercise  price of such shares.  That amount  increases  the  grantee's basis in the  stock  acquired  pursuant  to the  exercise  of the  non-qualified option.  Upon a subsequent sale of the stock,  the grantee will incur short-term or long-term  gain or loss  depending upon his holding period for the shares and upon the shares'  subsequent  appreciation  or  depreciation  in the value.  The

                                      -26-

Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

            Summary of Tax Consequences.  This outline is no more than a summary of the  federal  income tax  provisions  relating  to the grant and  exercise of options and stock appreciation rights under the 2000 Plan and the sale of shares acquired under the 2000 Plan.  Individual  circumstances may vary these results.
The federal income tax laws and  regulations are constantly  being amended,  and each participant  should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2000 Plan.

            The Board  believes it is in the Company's best interests to approve the 2000 Plan  Amendment,  which  would  allow the  Company to continue to grant options  under the 2000 Plan to  secure  for the  Company  the  benefits  of the additional incentive inherent in the ownership of shares of the Company's Common
Stock by employees,  officers,  consultants and advisors and to help the Company secure and retain the services of employees, officers, consultants and advisors.

AMENDED PLAN BENEFITS

            The following table sets forth the stock options  outstanding  under the 2000 Plan as of the Record Date.

                                                                     Stock Options Outstanding
ReiJane Huai                                                                    -0-

Jacob Ferng                                                                   368,458

Wayne Lam                                                                     513,743

All Executive Officers as a Group                                             882,201

Non-Executive Directors and Director Nominees as a Group                       10,000

Non-Executive Officer Employees as a Group                                  7,206,015

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE FOR THE 2000 STOCK OPTION
PLAN AMENDMENT.

                                      -27-

                                 PROPOSAL NO. 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

            The accounting firm of KPMG LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 2003.
Although the selection of accountants does not require  ratification,  the Audit
Committee of the Board of Directors  has directed that the  appointment  of KPMG
LLP be submitted to stockholders  for  ratification  due to the  significance of their appointment by the Company.  If stockholders do not ratify the appointment of KPMG  LLP,  the  Audit  Committee  will  consider  the  appointment  of other certified public accountants. A representative of that firm, which served as the
Company's  independent public accountants for the fiscal year ended December 31,
2002, is expected to be present at the Meeting and, if he so desires,  will have the  opportunity  to make a  statement,  and in any event will be  available  to respond to appropriate questions.

            AUDIT FEES:  The  aggregate  fees billed for  professional  services rendered by KPMG LLP for the audit of the Company's annual financial  statements for the fiscal year ended  December  31,  2002 and the reviews of the  financial statements  included  in the  Company's  Form  10-Qs for such  fiscal  year were approximately $188,700.

            FINANCIAL  INFORMATION  SYSTEMS DESIGN AND  IMPLEMENTATION  FEES: No
fees were billed for  professional  services  rendered by KPMG LLP for financial information systems design and implementation services for the fiscal year ended
December 31, 2002.

            ALL OTHER FEES:  The  aggregate  fees billed for  non-audit  related services rendered by KPMG LLP to the Company, for the fiscal year ended December
31, 2002 were approximately  $71,550.  These fees consisted primarily of reviews of SEC filings and tax services.

            The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the fees other than the audit fees is compatible with maintaining KPMG LLP's independence and believes that it is compatible.

            CHANGES IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON ACCOUNTING  AND
FINANCIAL   DISCLOSURE   -  On  August   30,   2001,   the   Company   dismissed
PricewaterhouseCoopers  LLP ("PWC") as its independent accountants.  The reports of PWC on the  Company's  balance  sheets as of  December  31, 2000 and 1999 and related statements of operations,  stockholders'  equity and cash flows for each of the three  years in the period  ended  December  31,  2000 did not contain an adverse  opinion,  disclaimer of opinion or  qualification or modification as to uncertainty,  audit  scope or  accounting  principles.  The  Company 's Board of
Directors  approved the  dismissal of PWC on August 30, 2001.  During the fiscal years ended December 31, 2000 and 1999 and during the subsequent  interim period through August 30, 2001, there were no  disagreements  with PWC on any matter of accounting  principles or practices,  financial statement disclosure or auditing

                                      -28-

scope or procedures  which  disagreements if not resolved to the satisfaction of
PWC would have  caused  them to make  reference  thereto in their  report on the financial  statements for such years. During the fiscal years ended December 31,
2000, 1999 and 1998 and during the subsequent  interim period through August 30,
2001,  there were no  reportable  events (as  defined  in Item  304(a)(1)(v)  of
Regulation S-K).

            The Company  requested that PWC furnish it a letter addressed to the
SEC stating  whether PWC agreed with the  statements  made by the Company herein and, if not, stating the respects in which it did not agree. PWC's letter, dated
September 5, 2001 was filed as Exhibit 16.1 to a Form 8-K filed by the Company.

            Simultaneously  with  the  dismissal  of its  former  auditors,  the
Company engaged KPMG LLP, the independent  auditors of FalconStor,  Inc., as its independent  public  auditors,  replacing  its former  auditor,  PWC.  The Audit
Committee of the Board of Directors of the Company  approved the  appointment of
KPMG LLP as its independent  accountants and auditors on August 30, 2001. During the two most recent fiscal years and subsequent interim periods, the Company had not consulted  with KPMG LLP regarding (i) either the  application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was either the subject of  disagreement  on any matter of accounting principles or practices,  financial  statement  disclosure or auditing  scope or procedures or a reportable event (as defined in Item  304(a)(1)(v) of Regulation
S-K).

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR THE  SELECTION OF THE  INDEPENDENT
PUBLIC ACCOUNTANTS.

                             SOLICITATION STATEMENT

            The  Company  will  bear  all  expenses  in   connection   with  the
solicitation of proxies.  In addition to the use of the mail,  solicitations may be made by the Company's regular employees, by telephone,  telegraph or personal contact, without additional compensation.  The Company will, upon their request, reimburse  brokerage  houses and persons  holding  shares of Common Stock in the names of the  Company's  nominees  for  their  reasonable  expenses  in  sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

                                      -29-

            In order to be considered for inclusion in the proxy materials to be distributed in connection  with the next annual meeting of  stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than December 11, 2003.

            On May 21,  1998 the SEC  adopted an  amendment  to Rule  14a-4,  as promulgated  under the  Securities  and  Exchange Act of 1934,  as amended.  The amendment to Rule  14a-4(c)(1)  governs the Company's  use of its  discretionary proxy voting  authority  with respect to a  stockholder  proposal,  which is not addressed in the Company's proxy statement.  The amendment  provides that if the
Company  does not receive  notice of the  proposal at least 45 days prior to the first  anniversary  of the date of mailing of the prior year's proxy  statement, then the Company  will be permitted to use its  discretionary  voting  authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

            With respect to the Company's 2004 Annual  Meeting of  Stockholders,
if the Company is not provided notice of a stockholder  proposal,  which has not been timely  submitted,  for  inclusion  in the  Company's  proxy  statement  by
February 25, 2004 the Company will be permitted to use its discretionary  voting authority as outlined above.

                                  OTHER MATTERS

            So far as now known,  there is no business other than that described above to be presented for action by the  stockholders at the Meeting,  but it is intended  that the proxies  will be voted upon any other  matters and  proposals that may  legally  come  before  the  Meeting  or any  adjournment  thereof,  in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

            The  Company has sent,  or is  concurrently  sending,  to all of its stockholders  of record as of March 27, 2003 a copy of its Annual Report for the fiscal year ended December 31, 2002. Such report contains the Company's  audited consolidated financial statements for the fiscal year ended December 31, 2002.

                            By Order of the Company,

                            ReiJane Huai, Chairman and Chief Executive Officer

Dated:   Melville, New York
         April 10, 2003

                                      -30-

            THE COMPANY  WILL  FURNISH A FREE COPY OF ITS ANNUAL  REPORT ON FORM
10-K FOR THE FISCAL YEAR ENDED  DECEMBER 31, 2002  (WITHOUT  EXHIBITS) TO ALL OF
ITS  STOCKHOLDERS OF RECORD AS OF MARCH 27, 2003 WHO WILL MAKE A WRITTEN REQUEST
TO MR. JACOB FERNG,  CHIEF FINANCIAL  OFFICER,  FALCONSTOR  SOFTWARE,  INC., 125
BAYLIS ROAD SUITE 140 MELVILLE, NEW YORK 11747.

                                       31

                                    EXHIBIT A

                       Amendment to 2000 Stock Option Plan

            If approved by Stockholders, paragraph 4 of the FalconStor Software,
Inc., 2000 Stock Option Plan shall read in its entirety as follows:

4. Stock  Reserved for the Plan.  Subject to adjustment as provided in Section 7 hereof, a total of 10,662,296  shares of the Company's  Common Stock,  $.001 par value per share (the "Stock"), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary or Affiliate of the Company, and such amount of shares of
Stock shall be and is hereby  reserved for such  purpose.  Any of such shares of
Stock that may remain unsold and that are not subject to outstanding  Options at the  termination  of the Plan shall cease to be reserved for the purposes of the
Plan, but until termination of the Plan the Company shall at all times reserve a sufficient  number  of  shares  of Stock to meet the  requirements  of the Plan.
Should any Option expire or be canceled  prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise in full of an
Option be reduced for any  reason,  the shares of Stock  theretofore  subject to such Option may be subject to future Options under the Plan.

                                      A-1

                                      PROXY

                            FALCONSTOR SOFTWARE, INC.

                    Proxy for Annual Meeting of Stockholders
                       Solicited by the Board of Directors

            The undersigned  hereby appoints  ReiJane Huai and Jacob Ferng,  and each of them,  with full power of  substitution to represent the undersigned and to  vote  all of the  shares  of  common  stock  of  FalconStor  Software,  Inc.
("FalconStor")  which the  undersigned is entitled to vote at the Annual Meeting of Stockholders of FalconStor to be held at the Huntington Hilton,  Route 110 at
598 Broadhollow Road,  Melville,  New York 11747, on Thursday,  May 15, 2003, at
9:00 a.m.,  local  time,  and at any  adjournment  thereof,  (1) as  hereinafter specified upon the proposals listed below and (2) in their discretion, upon such other matters as may properly come before the meeting.

            IMPORTANT:  PLEASE DATE,  SIGN AND MAIL  PROMPTLY  THIS PROXY IN THE
ENCLOSED  RETURN  ENVELOPE  TO ASSURE THAT YOUR  SHARES ARE  REPRESENTED  AT THE
MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

1.   To elect the following directors: (01) Patrick B. Carney and (02) Steven H.
     Owings, to serve as directors until the 2006 Annual Meeting of Stockholders of the Company and until successors have been duly elected and qualified.

____________  FOR ALL NOMINEES __________ WITHHELD FROM ALL NOMINEES

____________________________________________________________________
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.   To approve an amendment to our 2000 Stock Option Plan.

     FOR ___________      AGAINST  ___________         ABSTAIN ___________

3.   To ratify the appointment of KPMG LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003.

     FOR ___________         AGAINST  ___________         ABSTAIN ___________

4.   With discretionary authority,  upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  _____

MARK HERE IF YOU PLAN TO ATTEND THE MEETING  ____

Please  sign  your  name  exactly  as  it  appears  on  the  stock   certificate
representing your shares. If signing for estates, trusts or corporations,  title or capacity should be stated. If shares are held jointly, both should sign.

Signature: __________________                   Date______________

Signature: __________________                   Date______________